SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2003

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS.

      On August 13, 2003, the Company announced that the previously announced offers to purchase outstanding securities expired at the scheduled expiration time of 5:00 p.m. EDT, on August 11, 2003. As of the expiration time, approximately $157 million in aggregate face amount of outstanding debt securities had been tendered and accepted for purchase, for a total purchase price of approximately $188 million (including market premium and accrued and unpaid interest on the securities). The Company will use cash on hand to finance the purchase of securities tendered pursuant to the offers. This announcement is more fully described in the press release filed as Exhibit 99 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.
99 Press release dated August 13, 2003 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	August 13, 2003	BY: /S/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer

DATE:	August 13, 2003	BY: /S/ Gregory N. Miller Gregory N. Miller Vice President – Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99	Press release dated August 13, 2003 issued by the Company.

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